UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2026

GUARDANT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hanover Street

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

855-698-8887

(Registrant’s telephone number, include area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 2, 2026, the Board of Directors (the “Board”) of Guardant Health, Inc. (the “Company”) increased the number of directors on the Board to 11 and appointed Kevin R. Sayer, 68, as a Class II director of the Company, to be effective as of November 2, 2026. Mr. Sayer will serve on the Board for a term expiring at the 2029 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Sayer has served as a director on the board of Dexcom, Inc. since November 2007 and as Chairperson of the Board since July 2018. He was appointed Executive Chairman of the Board of Dexcom effective January 1, 2026. Mr. Sayer served as President and Chief Executive Officer of Dexcom from January 2015 to January 2026. He had served as President since 2011. From January 2013 until January 2015, Mr. Sayer also served as the company’s Chief Operating Officer. From April 2007 to December 2010, Mr. Sayer served as Chief Financial Officer of Biosensors International Group, Ltd., a medical technology company developing, manufacturing and commercializing medical devices used in interventional cardiology and critical care procedures. Prior to joining Biosensors, Mr. Sayer served as an independent healthcare and medical technology industry consultant and in executive roles at Specialty Laboratories, Inc. a company offering clinical reference laboratory services, and MiniMed, Inc. until it was acquired by Medtronic, Inc. where he served in executive roles at Medtronic MiniMed. Mr. Sayer is a Certified Public Accountant (inactive) and received his Master’s Degree in Accounting and Information Systems concurrently with a B.A., both from Brigham Young University.

Mr. Sayer will receive the standard compensation paid by the Company to all of its non-employee directors under the Company’s Eligible Director Compensation Program (the “Program”). Pursuant to the Program, Mr. Sayer will receive a restricted stock unit award with a value of $500,000 (the “Initial Award”). The Initial Award will vest with respect to one-third (1/3rd) of the shares subject thereto on the first anniversary of Mr. Sayer’s appointment to the Board, and as to the remaining two-thirds (2/3rds) of the shares subject thereto on each anniversary of Mr. Sayer’s appointment to the Board during the two-year period thereafter, subject to continued service through the applicable vesting date. In addition, Mr. Sayer will receive a cash retainer of $60,000 per year for service as a director.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Sayer, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Mr. Sayer’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 18, 2018 as Exhibit 10.8.

There are no arrangements or understandings between Mr. Sayer and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Sayer has an interest that would be reportable under Item 404(a) of Regulation S-K.

On November 3, 2026, the Company issued a press release announcing Mr. Sayer’s appointment to the Board, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Principal Accounting Officer

On November 2, 2026, the Board appointed Robert A. Parks as Chief Accounting Officer and he assumed the role of principal accounting officer of the Company. Mr. Parks, 54, served as Chief Accounting Officer of Fortrea Holdings Inc., a clinical research organization, from August 2024 to August 2026. Prior to that, Mr. Parks served as Chief Accounting Officer of SailPoint Technologies Holdings, Inc., an identity security software solutions company, from September 2023 to August 2024, as Chief Accounting Officer of NetApp, Inc., a global data storage solutions provider, from 2021 to September 2023, and as Chief Accounting Officer of Syneos Health, Inc., a clinical research and commercialization services company, from 2018 to 2021. Mr. Parks also was employed by IQVIA Holdings, Inc. (formerly Quintiles), a biopharmaceutical services company, from 2011 to 2018, holding positions of increasing responsibility, including Senior Vice President, Corporate Controller and Principal Accounting Officer. Mr. Parks began his career at Ernst & Young LLP. Mr. Parks is a Certified Public Accountant and holds a B.S. in Accounting from the University of Maryland, College Park.

Mr. Parks will receive an annual base salary and is eligible to receive an annual incentive bonus and annual long-term incentive awards in the form of restricted stock units under the Company’s 2023 Employment Inducement Award Plan, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Mr. Parks will also be eligible to participate in the Company’s other benefit plans and programs as described in the Company’s Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders, filed on Schedule 14A with the Securities and Exchange Commission on April 28, 2026.

There are no arrangements or understandings between Mr. Parks and any other person pursuant to which he was appointed as Chief Accounting Officer of the Company, and he is not a party to, nor does he have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. He does not have any family relations with any directors or executive officers of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Guardant Health, Inc., dated November 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: November 3, 2026	By:	/s/ John G. Saia
John G. Saia
Chief Legal Officer and Corporate Secretary